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                                                                   EXHIBIT 10-11



                                 ORAPHARMA, INC.


Dr. Gerald Cajuste
Technical Developments and Investments, Est.
C/O Debiopharm S.A.
Rue des Terreaux 17
1000 Lausanne 9, Switzerland

     Re:  OraPharma, Inc.

Dear Dr. Cajuste,

Reference is made to the Agreement dated June 26, 1986 (the "Agreement") by and
                                                             ---------
between American Cyanamid Company, a Maine corporation ("ACY") and Technical
                                                         ---
Developments and Investments Est., a Liechtenstein corporation ("TDI").
                                                                 ---
Pursuant to the terms of the Agreement, ACY has granted to TDI and TDI's associated companies, Debiopharm and Cytotech (collectively with TDI, the

"Debiopharm Companies"), a worldwide non-exclusive license (the "License") to
---------------------                                            -------
use certain technology and patents (together, the "Technology") for certain
                                                   ----------
purposes.

The Debiopharm Companies hereby grant to OraPharma, Inc., a Delaware corporation ("OraPharma"), an exclusive, world-wide sublicense to use the Technology
  ---------
(including the right to grant sublicenses to third-parties) in the oral cavity. By the term "exclusive" in this context, both parties mean that the Debiopharm Companies will not grant a license to use the Technology in the oral cavity to third parties nor use it in the field of the oral cavity. The Debiopharm Companies hereby jointly and severally represent and warrant to OraPharma that they have not exercised any of their rights with respect to the Technology in the oral cavity and that they have not granted any rights related to the Technology to any third-party, that they will not grant such rights to third parties and that they are hereby in a position to grant such rights to OraPharma. The Debiopharm Companies further covenant and agree that they will not exercise or grant such rights and will not take any action to conflict with or interfere with the rights to be granted to OraPharma by ACY pursuant to that certain license agreement relating to the Technology to be entered into between OraPharma and ACY. The Debiopharm Companies do not warrant that the American Cyanamid Company has not granted any right to the Technology in the oral cavity to any third party.
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In consideration of the foregoing, OraPharma agrees to pay to the Debiopharm
Companies a royalty in U.S. Dollars (the "Royalty") equal to [the confidential
                                          -------
material contained herein has
                                 ORAPHARMA, INC.


been omitted and has been separately filed with the Commission] products which use the Technology in the oral cavity (the "Products"). For purposes of this
                                            --------
letter agreement, "Revenues" means all gross revenues actually received by
                   --------
OraPharma from its sale of Products, less any taxes, insurances, transportation costs, duties and similar costs and expenses and less any credits, disallowances, deductions and returns actually allowed by OraPharma to its customers; provided, however, that with respect to sales made by OraPharma to
           -----------------
any affiliate of OraPharma, or sales made by any subsidiaries of OraPharma, Revenues shall be the higher of (a) the amount calculated in accordance with the foregoing, or (b) Revenues received by such affiliate or by such sub-licensee in connection with its sale of the Product to its customer.

Royalty payments shall be paid by OraPharma to the Debiopharm Companies within sixty (60) days after the end of each of OraPharma's fiscal quarters and shall be based on the Revenues of such previous fiscal quarter. All Royalty payments shall be made by check mailed to the Debiopharm Companies or by wire transfer to a bank as specified from time to time by the Debiopharm companies. Beginning with OraPharma's fiscal quarter following its first commercial sale of Products, OraPharma shall deliver to the Debiopharm Companies a Royalty report within sixty (60) days after the end of each fiscal quarter. Such report shall set forth the total Royalty payments for the fiscal quarter most recently ended, with explanation of how such Royalty payments were calculated and any adjustments made. The Debiopharm Companies, through its representatives, shall have the right, at the Debiopharm Companies' cost and expense and upon reasonable notice, to inspect, during normal business hours, the accounting books and records of OraPharma solely for the purpose of verifying the amount of Royalty payments due to the Debiopharm Companies pursuant to this letter agreement. Such representatives shall be subject to a confidentiality agreement that provides, among other things, a limitation on the amount and type of information which he or it may reveal to any third-parties, including the Debiopharm Companies.

This letter agreement will be governed by the laws of the State of New Jersey. Please confirm your agreement to this letter agreement by executing the enclosed extra copy in the space provided below and returning it to me.

Sincerely,

/s/Michael Kishbauch

Michael Kishbachu[sic]
President & CEO
OraPharma, Inc.
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Agreed to and accepted by DEBIOPHARM
By:     [signature illegible]
   -----------------------------------------
Date:   February 13, 1997
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Agreed to and accepted by DEBIO R.P.
By:     [signature illegible]
   -----------------------------------------
Date:   February 13, 1997
     ---------------------------------------

                                   AGREEMENT
                                   ---------

     THIS AGREEMENT effective as of the 26th day of June, 1986, by and between the AMERICAN CYANAMID COMPANY, a corporation organized under the laws of the State of Maine, having executive offices at One Cyanamid Plaza, Wayne, New Jersey, 07470 (hereinafter referred to as "CYNAMID") and TECHNICAL DEVELOPMENTS AND INVESTMENTS EST., a corporation organized under the laws of Liechtenstein, having offices at Rue du Petit-Chene 38 in Lausanne, Switzerland (hereinafter referred to as "T.D.I.") represented by Rolland-Yves Mauvernay, Scientific Manager.

                                  WITNESSETH
                                  ----------

     WHEREAS, T.D.I. and CYANAMID entered a Licensing Agreement dated June 29th, 1983, as amended on September 27th, 1983 (hereinafter "The Agreements") and have reached mutually agreed conditions for the termination thereof;

     NOW, THEREFORE, in consideration of the following terms and undertakings of each party hereto, the parties agree to terminate The Agreements:

          1) CYANAMID hereby agrees to file an Investigational New Drug Application (hereinafter "I.N.D.") for [the confidential material contained herein has been omitted and has been separately filed with the Commission] or as soon thereafter as CYANAMID can accomplish such filing. A list of the documents to be included in the I.N.D. package have been provided to T.D.I.

               CYANAMID agrees to promptly supply a free copy of the I.N.D. documents to T.D.I. and to give T.D.I. the exclusive rights to assign such an I.N.D. to another party which T.D.I. will identify and designate to CYANAMID in the near future. CYANAMID further agrees to answer any questions that the F.D.A. may raise on such an I.N.D. in the normal course of F.D.A. practice and to facilitate the orderly transfer of information and development activities for [the confidential material contained herein has been omitted and has been separately filed with the Commission] to another party designated by T.D.I. Upon such transfer, the party designated by T.D.I. shall be responsible for the I.N.D.

          2) CYANAMID agrees to continue to supply the polymer needed for the microencapsulation of [the confidential material contained herein has been omitted and has been separately filed with the Commission] to T.D.I., its associated companies DEBIOPHARM and CYTOTECH and their licensees for a reasonable period of time in order not to disrupt the current development of [the confidential material contained herein has been omitted and has been separately filed with the Commission] at a price and under specifications similar to those prevailing at the time of termination.

          3) CYANAMID agrees to sell to T.D.I. or its designated party the amount of certified [the confidential material contained herein has been omitted and has been separately filed with the Commission] in its possession at the cost price paid by CYANAMID, on request.

          4) CYANAMID agrees to maintain all records and data in its possession related to the toxicology studies included in the I.N.D., according to accepted Good Laboratory Practices for the Statutory period needed, and to allow T.D.I. or its designated party free access to such data as needed.

          5) CYANAMID further agrees to carry to completion the current stability studies on [the confidential material contained herein has been omitted and has been separately filed with the Commission] and likewise to transfer such stability data to T.D.I. or its designated party on request.

          6) CYANAMID is in possession of a delivery system which is of interest to T.D.I. in preparing [the confidential material contained herein has been omitted and has been separately filed within the Commission.] CYANAMID shall provide information related to such technology to T.D.I. in writing and will include CYANAMID Know-How and CYANAMID proprietary and patent information, if any, and hereby grants to T.D.I. (and associated companies DEBIOPHARM and CYTOTECH) a royalty-free worldwide non-exclusive license to use such technology and any CYANAMID patents thereon for the manufacture of and delivery of [the confidential material contained herein has been omitted and has been separately filed with the Commission] and other products which DEBIOPHARM independently develops or is manufacturing under a third-party license, with sublicensing privileges and with CYANAMID retaining title to such information, patents and Know-How, including the right to practice such patented inventions, for products other than [the Confidential material contained herein has been omitted and has been separately filed with the Commission.], but CYANAMID specifically agrees not to use such delivery system or license third parties (other than T.D.I.) to use such delivery system for products which are [the confidential material contained herein has been omitted and has been separately filed with the Commission] (as defined by Chemical Abstracts as being [the confidential material contained herein has been omitted and has been separately filed with the Commission]) for a period of seven years from the effective date of this Agreement.

          7) In consideration of the above covenants, The Agreements are hereby discharged and terminated.

AMERICAN CYANAMID COMPANY             TECHNICAL DEVELOPMENT AND INVESTMENTS EST.


By:      /s/Jack Bowman                 By:      [signature illegible]
   ------------------------------          ---------------------------------
Name:Jack Bowman                                 Name:
     Executive
     Vice President                              Date: